EX-23.1

Consent of Independent Auditors

We consent to the reference to our firm under caption "Experts" and to the incorporation by reference in the Registration Statement on Post Effective Amendment No. 1 on Form S-3 to Form SB-2, of SheerVision, Inc. and related Prospectus for the registration of up to 7,236,996 shares of common stock of SheerVision, Inc., of our report dated November 27, 2006, with respect to the consolidated financial statements of SheerVision, Inc., included in the Annual Report (Form 10-KSB) for the year ended August 31, 2006.

                                            /s/ Miller Ellin & Company, LLP
New York, New York                          Certified Public Accountants
July 6, 2007